UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported):   September 21, 2010

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-13222 (Commission File Number)	23-2265045 (IRS Employer Identification No.)

15 South Main Street, Mansfield, Pennsylvania 16933
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (570) 662-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 21, 2010, the Boards of Directors of Citizens Financial Services, Inc. (the “Company”) and First Citizens National Bank (the “Bank”) adopted the First Citizens National Bank Annual Incentive Plan (“Plan”) effective as of January 1, 2010.

The objectives of the Plan are to reward results, not effort, align the Bank’s strategic plan, budget, and shareholder interests with participant performance, motivate and reward participants for achieving /exceeding performance goals, align incentive pay with performance, enable the Bank to attract and retain talent needed to drive the success of the Bank and the Company and encourage teamwork across the Bank and the Company.

Annual award opportunities vary based on the position held by the employee at the Bank and Company and are provided for as a percentage of the participant’s “base salary.”  Actual awards vary based on Company, Bank, Departmental/Branch and individual performance (see below) and range from 0% of base salary (not achieving minimal performance) to 40% of base salary (achieving exceptional performance).  For the Company’s “named executive officers” the incentive award opportunities are as follows:

	Incentive Award Opportunities
Position	Minimum	Target	Maximum

CEO/President	0.0%	20.0%	40.0%
Chief Operating Officer/ Chief Financial Officer	0.0%	15.0%	30.0%

These incentive targets are reviewed annually by the Compensation/Human Resources Committee (“Committee”) to ensure the awards remain competitive.  The Committee determines the competitiveness of the incentive award opportunities based on industry standards.

There are three categories in which performance is measured under the Plan: Company/Bank performance, Branch/ Departmental performance and individual performance.   The Company/Bank goals focus on Return on Equity (ROE), Earnings Per Share (EPS) Growth, Efficiency Ratio and Bank and Regulatory Ratings (CAMEL rating and SOX compliance).  The Committee generally analyzes these performance measures based on three-year averages.  The Branch/Department goals vary, however they include, but are not limited to: deposit growth, asset quality and loan production.   Executive Management works with the Committee on an annual basis to determine the specific Branch and Department performance measures.  Ten percent (10%) of each participant’s incentive award opportunity is based on his or her individual performance.  The Committee uses each participant’s annual employee performance rating to measure individual performance under the Plan.

The following table sets forth the weighting of the performance measures for 2010 for our “named executive officers.”

Position	Company/Bank Measures	Department/ Branch Measures	Individual Measures

CEO/President	70%	20%	10%
Chief Operating Officer/ Chief Financial Officer	60%	30%	10%

The specific performance measures and the weighting for each measure are reviewedannually by the Committee in order to reflect the Employer’s strategic priorities andfinancial objectives.  Notwithstanding the foregoing, the Committee may elect, in its solediscretion, to amend or modify these measures at any time

Awards may be paid out in cash or Company common stock at the discretion of the Committee.    However, the Chief Executive Officer of the Company and the Bank and members of Executive Management will receive their incentive award payouts (if any) as follows:

*           First 5% of an incentive award is paid in cash
*           Next 5% is paid in Company common stock and subject to a vestingschedule (“restricted stock”). The 2010 awards will vest over a three yearperiod.
*           For Incentive Award payouts greater than 10%, any amount over 10% ofbase salary is paid 50% in cash and 50% in restricted stock.

All shares of Company common stock distributed from the Plan come from the Company’s restricted stock plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Services, Inc.

Date: September 23, 2010	By:	/s/ Mickey L. Jones
Mickey L. Jones
Executive Vice President and
Chief Financial Officer